Exhibit 99.1

EARNINGS RELEASE

CONTACT

Michael J. Fowler

Chief Financial Officer

(615) 732-7404

CapStar Reports First Quarter 2023 Results and 10% Dividend Increase

NASHVILLE, TN, April 20, 2023 (GLOBE NEWSWIRE) - CapStar Financial Holdings, Inc. (“CapStar”) (NASDAQ:CSTR) today reported net income of $6.4 million or $0.30 per diluted share, for the quarter ended March 31, 2023, compared with net income of $10.3 million or $0.47 per diluted share, for the quarter ended December 31, 2022, and net income of $10.7 million or $0.48 per diluted share, for the quarter ended March 31, 2022. Annualized return on average assets and return on average equity for the quarter ended March 31, 2023 was 0.83% and 7.41%, respectively. First quarter results include a $2.0 million loss, or $0.07 per share, related to Signature Bank subordinated debt.

Four Key Drivers	Targets	1Q23	4Q22	1Q22
Annualized revenue growth	> 5%	-22.72%	33.30%	-46.31%
Net interest margin	≥ 3.60%	3.24%	3.44%	2.97%
Efficiency ratio	≤ 55%	64.60%	53.23%	58.67%
Annualized net charge-offs to average loans	≤ 0.25%	0.03%	0.03%	0.01%

Revenue

Total revenue, defined as net interest income plus noninterest income, was $29.5 million in the first quarter of 2023 compared to the fourth quarter of 2022 revenue of $31.2 million.

First quarter net interest income decreased $1.7 million from the prior quarter to $23.2 million while noninterest income remained unchanged at $6.3 million.

First quarter 2023 average earning assets increased $29.7 million to $2.92 billion compared to the fourth quarter 2022. The growth in average earnings assets was attributed to a $38.8 million, or 7% linked-quarter annualized, increase in loans held for investment offset by a decline of $8.4 million in loans held for sale. while the related yield increased 46 basis points from the prior quarter to 5.49%. The current loan pipeline declined to approximately $220.0 million due to lower market demand and the Company's reduced CRE emphasis. CapStar continues to focus on maintaining a diversified business mix of established, known customers in our communities in line with our balanced and disciplined approach to capital, liquidity, and asset quality.

The net interest margin decreased 20 basis points from the prior quarter to 3.24%. The decline in net interest margin was principally related to increased pricing pressure and a $78.3 million decline in average customer deposits balances; $107.4 million growth in higher cost brokered CDs and other wholesale average funding balances; and average loan yields that are increasing at a slower rate than overall funding cost. Compared to the fourth quarter, total customer deposit cost rose 41 basis points, brokered CDs cost rose 98 basis points, and loan yields rose 46 basis points.

First quarter noninterest income benefited from increased deposit service charge and mortgage noninterest income offset by declines in interchange and SBA. Mortgage gain on sale spreads and originations increased modestly in March and are anticipated to continue in that range in a 6 to 6.5% 30-year fixed rate mortgage environment. In addition to $1.1 million in SBA gain on sale revenues, approximately $0.4 million of gain on sale revenue was deferred into the second quarter of 2023 due to closing delays and another $0.4 million in future fee revenue was originated related to owner-occupied construction loans that will be ready for sale in second half of 2023 as the projects complete. The Company’s Tri-Net business continues to remain disciplined awaiting a return to rational market pricing. More recently, pricing has been normalizing toward CapStar’s internal hurdle allowing for the first loan closing since August of 2022 which has since been sold at a premium.

Noninterest Expense and Operating Efficiency

Noninterest expense was $19.1 million for the first quarter of 2023, compared to $16.6 million in the fourth quarter of 2022. Fourth quarter 2022 expenses included a $0.7 million recovery of a third quarter 2022 operational loss. Compared to the fourth quarter of 2022, first quarter included increases of $0.3 million of payroll taxes, $0.2 million for the FDIC's increased assessment fees, and $0.2 million of compensation for recent SBA hires.

The efficiency ratio was 64.60% for the quarter ended March 31, 2023 and 53.23% for the quarter ended December 31, 2022. Annualized noninterest expense as a percentage of average assets was 2.45% for the quarter ended March 31, 2023 which is an increase of 34 basis points compared to the quarter ended December 31, 2022, or 25 basis points when adjusted for fourth quarter operational recoveries. Assets per employee increased to $8.1 million as of March 31, 2023 compared to $7.9 million in the previous quarter.

Asset Quality

The Company adopted ASU No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments (“CECL”) on January 1, 2023. Results for reporting periods beginning January 1, 2023 are presented under CECL, while prior period amounts continue to be reported in accordance with previously applicable GAAP. As a result of adopting CECL, the Company increased its allowance for credit losses $4.9 million, comprised $1.5 million for loans and $3.4 million for unfunded commitments.

The provision for credit losses for first quarter totaled $2.4 million compared to $1.5 million in the fourth quarter of 2022, principally comprised of a $2.0 million loss on Signature Bank subordinated debt. Net loan charge-offs in first quarter totaled $0.2 million or 0.03% annualized of average loans held for investment.

Past due loans improved to $8.5 million or 0.35% of total loans held for investment at March 31, 2023 compared to $11.6 million or 0.50% of total loans held for investment at December 31, 2022. The improvement was related to three relationships which were greater than 90 days past due and brought current during the quarter. First quarter past dues are largely comprised of one relationship totaling $5.8 million with loans for which the Company believes at this time there is nominal risk of loss.

Non-performing assets to total loans held for investment and OREO were 0.42% at March 31, 2023 compared to 0.46% at December 31, 2022. Non-performing assets will continue to contain the aforementioned three relationships until six consecutive payments occur.

The allowance for credit losses related to loans increased to 1.05% as of March 31, 2023 compared to 1.03% as of December 31, 2022. The allowance for credit losses related to unfunded commitments increased with the adoption of CECL to 0.47% of available balances from 0.04% at December 31, 2022.

Asset Quality Data:	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Annualized net charge-offs to average loans	0.03%	0.03%	0.02%	0.00%	0.01%
Criticized and classified loans to total loans	1.76%	1.31%	1.79%	2.12%	2.49%
Loans- past due to total end of period loans	0.35%	0.50%	0.63%	0.12%	0.17%
Loans-over 90 days past due to total period end loans	0.05%	0.44%	0.27%	0.02%	0.05%
Non-performing assets to total loans held for investment and OREO	0.42%	0.46%	0.30%	0.11%	0.18%
Allowance for credit losses on loans to non-performing loans	249%	222%	333%	974%	596%

Income Tax Expense

The Company’s first quarter effective income tax rate decreased slightly to 19.4% when compared to 20.9% in the prior quarter ended December 31, 2022 and remains relatively stable compared to the rate of 19.6% for the quarter ended March 31, 2022. The Company expects its effective tax rate for 2023 to be approximately 20.0%.

Capital

The Company continues to be strongly capitalized with equity of $353.9 million and tangible equity of $308.2 million at March 31, 2023. At March 31, 2023, CapStar’s Leverage Ratio was 11.40%, Common Equity Tier I ratio was 12.61%, and its Total Risk-Based Capital ratio was 14.51%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation

Book value per share of common stock as of March 31, 2023 was $16.57 while tangible book value per share of common stock was $14.43 as of March 31, 2023 compared to $14.19 and $14.49 for the quarters ended December 31, 2022 and March 31, 2022. Excluding the impact of after-tax unrealized gain or loss within the available for sale investment portfolio, tangible book value per share of common stock for the quarter ended March 31, 2023 was $16.56 compared to $16.57 and $15.53 for the quarters ended December 31, 2022 and March 31, 2022, respectively.

Capital ratios:	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Total risk-based capital	14.20%	14.51%	14.59%	14.79%	15.60%
Common equity tier 1 capital	12.07%	12.61%	12.70%	12.87%	13.58%
Leverage	11.20%	11.40%	11.22%	11.10%	10.99%

As a component of the Company’s capital allocation strategy, $9.8 million was returned to shareholders in the first quarter of 2023 in the form of share repurchases and dividends. In total, 465,834 shares were repurchased at an average price of $16.37. The Board of Directors of the Company renewed a common stock share repurchase authorization of up to $10 million on January 18, 2023. The Plan will terminate on the earlier of the date on which the maximum authorized dollar amount of shares of common stock has been repurchased or January 31, 2024. As of March 31, 2023, the Company could repurchase approximately 360 thousand shares under the current plan.

Liquidity

The Company has a diversified deposit portfolio comprised 86% of customer deposits and 14% of brokered deposits. Among customer deposits, the largest concentration by industry is $45.0 million, or 1.9%, and the largest banking market accounts for $568.7 million or 23.9%. Correspondent Banking customers account for 10.1% of customer deposits. As of March 31, 2023 66.1% of deposits were insured or collateralized.

Liquidity sources total $1.6 billion as of March 31, 2023 which include cash and equivalents of $175.6 million, unpledged securities of $173.5 million, remaining borrowing capacity with the FHLB of $462.4 million, borrowing capacity with the Federal Reserve Discount Window of $315.7 million, the ability to issue an additional $188.2 million of brokered CDs based on internal limits and federal funds lines of $145.0 million.

Dividend

On April 19, 2023, the Board of Directors of the Company approved a 10% quarterly dividend increase to $0.11 per common share payable on May 24, 2023 to shareholders of record of CapStar’s common stock as of the close of business on May 10, 2023.

Conference Call and Webcast Information

CapStar will host a conference call and webcast at 10:30 a.m. Central Time on Friday, April 21, 2023. During the call, management will review the first quarter results and operational highlights. Interested parties may listen to the call by registering here to access the live call, including for participants who plan to ask a question during the call. A simultaneous webcast may be accessed on CapStar’s website at ir.capstarbank.com by clicking on “News & Events.” An archived version of the webcast will be available in the same location shortly after the live call has ended.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Income (unaudited) (dollars in thousands, except share data)

First quarter 2023 Earnings Release

	Three Months Ended
	March 31,
	2023	2022
Interest income:
Loans, including fees	$31,959	$20,367
Securities:
Taxable	1,951	1,754
Tax-exempt	314	325
Federal funds sold	55	10
Restricted equity securities	240	156
Interest-bearing deposits in financial institutions	1,264	172
Total interest income	35,783	22,784
Interest expense:
Interest-bearing deposits	2,946	436
Savings and money market accounts	3,259	331
Time deposits	5,573	484
Federal Home Loan Bank advances	392	—
Subordinated notes	394	393
Total interest expense	12,564	1,644
Net interest income	23,219	21,140
Provision for credit losses:
Provision for (recovery of) credit losses on loans	51	(784)
Provision for credit losses on available-for-sale securities	2,000	—
Provision for credit losses on unfunded commitments	391	—
Total provision for credit losses	2,442	(784)
Net interest income after provision for credit losses	20,777	21,924
Noninterest income:
Deposit service charges	1,368	1,142
Interchange and debit card transaction fees	1,038	1,222
Mortgage banking	1,293	1,966
Tri-Net	—	2,171
Wealth management	374	440
SBA lending	1,091	222
Net gain on sale of securities	5	—
Other noninterest income	1,106	1,926
Total noninterest income	6,275	9,089
Noninterest expense:
Salaries and employee benefits	10,341	10,269
Data processing and software	3,211	2,647
Occupancy	1,193	1,099
Equipment	822	709
Professional services	788	679
Regulatory fees	413	280
Amortization of intangibles	384	446
Other operating	1,902	1,607
Total noninterest expense	19,054	17,736
Income before income taxes	7,998	13,277
Income tax expense	1,552	2,604
Net income	$6,446	$10,673
Per share information:
Basic net income per share of common stock	$0.30	$0.48
Diluted net income per share of common stock	$0.30	$0.48
Weighted average shares outstanding:
Basic	21,561,007	22,198,339
Diluted	21,595,182	22,254,644

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

First quarter 2023 Earnings Release

	Five Quarter Comparison
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Income Statement Data:
Net interest income	$23,219	$24,959	$25,553	$24,440	$21,140
Provision for (recovery of) credit losses	2,442	1,548	867	843	(784)
Net interest income after provision for credit losses	20,777	23,411	24,686	23,597	21,924
Deposit service charges	1,368	1,206	1,251	1,182	1,142
Interchange and debit card transaction fees	1,038	1,250	1,245	1,336	1,222
Mortgage banking	1,293	637	765	1,705	1,966
Tri-Net	—	39	(2,059)	(73)	2,171
Wealth management	374	403	385	459	440
SBA lending	1,091	1,446	560	273	222
Net gain on sale of securities	5	1	7	—	—
Other noninterest income	1,106	1,303	1,118	994	1,926
Total noninterest income	6,275	6,285	3,272	5,876	9,089
Salaries and employee benefits	10,341	9,875	8,712	9,209	10,269
Data processing and software	3,211	2,797	2,861	2,847	2,647
Occupancy	1,193	1,032	1,092	1,076	1,099
Equipment	822	753	743	783	709
Professional services	788	522	468	506	679
Regulatory fees	413	266	269	265	280
Amortization of intangibles	384	399	415	430	446
Other noninterest expense	1,902	984	3,371	1,959	1,607
Total noninterest expense	19,054	16,628	17,931	17,075	17,736
Net income before income tax expense	7,998	13,068	10,027	12,398	13,277
Income tax expense	1,552	2,735	1,988	2,426	2,604
Net income	$6,446	$10,333	$8,039	$9,972	$10,673
Weighted average shares - basic	21,561,007	21,887,351	21,938,259	22,022,109	22,198,339
Weighted average shares - diluted	21,595,182	21,926,821	21,988,085	22,074,260	22,254,644
Net income per share, basic	$0.30	$0.47	$0.37	$0.45	$0.48
Net income per share, diluted	0.30	0.47	0.37	0.45	0.48
Balance Sheet Data (at period end):
Cash and cash equivalents	$175,557	$135,305	$199,913	$113,825	$355,981
Securities available-for-sale	391,547	396,416	401,345	437,420	460,558
Securities held-to-maturity	1,232	1,240	1,762	1,769	1,775
Loans held for sale	31,501	44,708	43,122	85,884	106,895
Loans held for investment	2,407,328	2,312,798	2,290,269	2,234,833	2,047,555
Allowance for credit losses on loans	(25,189)	(23,806)	(22,431)	(21,684)	(20,857)
Total assets	3,232,751	3,117,169	3,165,706	3,096,537	3,190,749
Non-interest-bearing deposits	463,243	512,076	628,846	717,167	702,172
Interest-bearing deposits	2,286,844	2,167,743	2,004,827	1,913,320	2,053,823
Federal Home Loan Bank advances and other borrowings	85,199	44,666	149,633	74,599	29,566
Total liabilities	2,878,840	2,762,987	2,818,341	2,738,802	2,821,832
Shareholders' equity	353,911	354,182	347,365	357,735	368,917
Total shares of common stock outstanding	21,361,614	21,714,380	21,931,624	21,934,554	22,195,071
Book value per share of common stock	$16.57	$16.31	$15.84	$16.31	$16.62
Tangible book value per share of common stock*	14.43	14.19	13.72	14.17	14.49
Tangible book value per share of common stock less after-tax unrealized available for sale investment losses*	16.56	16.57	16.16	15.86	15.53
Market value per share of common stock	15.15	17.66	18.53	19.62	21.08
Capital ratios:
Total risk-based capital	14.20%	14.51%	14.59%	14.79%	15.60%
Tangible common equity to tangible assets*	9.67%	10.03%	9.65%	10.19%	10.23%
Tangible common equity to tangible assets less after-tax unrealized available for sale investment losses*	10.94%	11.52%	11.17%	11.27%	10.88%
Common equity tier 1 capital	12.07%	12.61%	12.70%	12.87%	13.58%
Leverage	11.20%	11.40%	11.22%	11.10%	10.99%

_____________________

*This metric is a non-GAAP financial measure. See Non-GAAP disclaimer in this earnings release and below for discussion and reconciliation to the most directly comparable GAAP financial measure.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

First quarter 2023 Earnings Release

	Five Quarter Comparison
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Average Balance Sheet Data:
Cash and cash equivalents	$153,464	$154,150	$154,543	$189,542	$380,262
Investment securities	410,371	415,414	450,933	473,167	483,339
Loans held for sale	29,578	37,945	94,811	114,223	90,163
Loans held for investment	2,348,100	2,309,349	2,241,355	2,147,750	2,001,740
Assets	3,150,436	3,124,928	3,146,841	3,128,864	3,153,320
Interest bearing deposits	2,176,542	2,076,743	1,993,172	1,936,910	1,976,803
Deposits	2,691,108	2,662,954	2,659,268	2,664,615	2,704,937
Federal Home Loan Bank advances and other borrowings	62,585	74,812	88,584	70,516	29,547
Liabilities	2,797,442	2,776,902	2,782,703	2,767,714	2,773,281
Shareholders' equity	352,994	348,027	364,138	361,150	380,039
Performance Ratios:
Annualized return on average assets	0.83%	1.31%	1.01%	1.28%	1.37%
Annualized return on average equity	7.41%	11.78%	8.76%	11.08%	11.39%
Net interest margin (1)	3.24%	3.44%	3.50%	3.41%	2.97%
Annualized noninterest income to average assets	0.81%	0.80%	0.41%	0.75%	1.17%
Efficiency ratio	64.60%	53.23%	62.21%	56.32%	58.67%
Loans by Type (at period end):
Commercial and industrial	$534,521	$496,347	$499,048	$510,987	$499,719
Commercial real estate - owner occupied	276,515	246,109	235,519	241,461	231,933
Commercial real estate - non-owner occupied	840,755	803,611	832,156	786,610	652,936
Construction and development	209,556	229,972	198,869	205,573	208,513
Consumer real estate	425,649	402,615	386,628	357,849	327,416
Consumer	55,125	53,382	52,715	53,227	48,790
Other	65,207	80,762	85,334	79,126	78,248
Asset Quality Data:
Allowance for credit losses on loans to total loans	1.05%	1.03%	0.98%	0.97%	1.02%
Allowance for credit losses on loans to non-performing loans	249%	222%	333%	974%	596%
Nonaccrual loans	$10,123	$10,714	$6,734	$2,225	$3,502
Loans - over 90 days past due	1,182	10,222	6,096	494	1,076
Total non-performing loans	10,123	10,714	6,734	2,225	3,502
OREO and repossessed assets	—	—	165	165	178
Total non-performing assets	10,123	10,714	6,899	2,390	3,680
Non-performing loans to total loans held for investment	0.42%	0.46%	0.29%	0.10%	0.17%
Non-performing assets to total assets	0.31%	0.34%	0.22%	0.08%	0.12%
Non-performing assets to total loans held for investment and OREO	0.42%	0.46%	0.30%	0.11%	0.18%
Annualized net charge-offs to average loans	0.03%	0.03%	0.02%	0.00%	0.01%
Net charge-offs	$165	$172	$120	$16	$59
Interest Rates and Yields:
Loans	5.49%	5.03%	4.62%	4.25%	3.97%
Securities (1)	2.52%	2.53%	2.29%	2.11%	1.92%
Total interest-earning assets (1)	4.99%	4.66%	4.17%	3.69%	3.20%
Deposits	1.77%	1.20%	0.62%	0.23%	0.19%
Borrowings and repurchase agreements	5.09%	4.22%	3.41%	2.79%	5.40%
Total interest-bearing liabilities	2.28%	1.63%	0.93%	0.41%	0.33%
Other Information:
Full-time equivalent employees	401	397	387	391	397

_____________________

This information is preliminary and based on CapStar data available at the time of this earnings release.

(1)
Net Interest Margin, Securities yields, and Total interest-earning asset yields are calculated on a tax-equivalent basis.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Analysis of Interest Income and Expense, Rates and Yields (unaudited) (dollars in thousands)

First quarter 2023 Earnings Release

	For the Three Months Ended March 31,
	2023			2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-Earning Assets
Loans (1)	$2,348,100	$31,801	5.49%	$2,001,740	$19,599	3.97%
Loans held for sale	29,578	158	2.17%	90,163	768	3.46%
Securities:
Taxable investment securities (2)	356,137	2,191	2.46%	426,144	1,909	1.79%
Investment securities exempt from federal income tax (3)	54,234	314	2.93%	57,195	326	2.89%
Total securities	410,371	2,505	2.52%	483,339	2,235	1.92%
Cash balances in other banks	124,984	1,264	4.10%	305,922	172	0.23%
Funds sold	3,490	55	6.39%	20,149	10	0.19%
Total interest-earning assets	2,916,523	35,783	4.99%	2,901,313	22,784	3.20%
Noninterest-earning assets	233,913			252,007
Total assets	$3,150,436			$3,153,320
Interest-Bearing Liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$757,480	2,946	1.58%	$949,313	436	0.19%
Savings and money market deposits	678,288	3,259	1.95%	660,721	331	0.20%
Time deposits	740,774	5,573	3.05%	366,769	484	0.54%
Total interest-bearing deposits	2,176,542	11,778	2.19%	1,976,803	1,251	0.26%
Borrowings and repurchase agreements	62,585	786	5.09%	29,547	393	5.40%
Total interest-bearing liabilities	2,239,127	12,564	2.28%	2,006,350	1,644	0.33%
Noninterest-bearing deposits	514,566			728,134
Total funding sources	2,753,693			2,734,484
Noninterest-bearing liabilities	43,749			38,797
Shareholders’ equity	352,994			380,039
Total liabilities and shareholders’ equity	$3,150,436			$3,153,320
Net interest spread (4)			2.71%			2.86%
Net interest income/margin (5)		$23,219	3.24%		$21,140	2.97%

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(1)
Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)
Taxable investment securities include restricted equity securities.
(3)
Yields on tax exempt securities, total securities, and total interest-earning assets are shown on a tax equivalent basis.
(4)
Net interest spread is the average yield on total average interest-earning assets minus the average rate on total average interest-bearing liabilities.
(5)
Net interest margin is annualized net interest income calculated on a tax equivalent basis divided by total average interest-earning assets for the period.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

First quarter 2023 Earnings Release

	For the three months ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Annualized pretax preprovision return on assets
Annualized return on assets (GAAP)	0.83%	1.31%	1.01%	1.28%	1.37%
Effect of income tax and provision expense	0.51%	0.55%	0.36%	0.42%	0.24%
Annualized pretax preprovision return on assets	1.34%	1.86%	1.37%	1.70%	1.61%

Annualized return on tangible common equity
Annualized return on equity (GAAP)	7.41%	11.78%	8.76%	11.08%	11.39%
Effect of goodwill and other intangibles	1.10%	1.81%	1.29%	1.66%	1.63%
Return on tangible common equity	8.51%	13.59%	10.05%	12.74%	13.02%

Tangible book value per share of common stock
Book value per share of common stock (GAAP)	$16.57	$16.31	$15.84	$16.31	$16.62
Effect of goodwill and other intangibles	(2.14)	(2.12)	(2.12)	(2.14)	(2.13)
Tangible book value per share of common stock	$14.43	$14.19	$13.72	$14.17	$14.49

Tangible book value per share of common stock less after-tax unrealized available for sale investment losses
Tangible book value per share of common stock	$14.43	$14.19	$13.72	$14.17	$14.49
Effect of after-tax unrealized losses	2.13	2.38	2.44	1.69	1.04
Tangible book value per share of common stock less after-tax unrealized available for sale investment losses	$16.56	$16.57	$16.16	$15.86	$15.53

Tangible common equity to tangible assets
Equity to Assets (GAAP)	10.95%	11.36%	10.97%	11.55%	11.56%
Effect of goodwill and other intangibles	(1.28)%	(1.33)%	(1.32)%	(1.36)%	(1.33)%
Tangible common equity to tangible assets	9.67%	10.03%	9.65%	10.19%	10.23%

Tangible common equity to tangible assets less after-tax unrealized available for sale investment losses
Tangible common equity to tangible assets	9.67%	10.03%	9.65%	10.19%	10.23%
Effect of after-tax unrealized losses	1.27%	1.49%	1.52%	1.08%	0.65%
Tangible common equity to tangible assets less after-tax unrealized available for sale investment losses	10.94%	11.52%	11.17%	11.27%	10.88%

Adjusted annualized noninterest expense as a percentage of average assets
Annualized noninterest expense as a percentage of average assets	2.45%	2.11%	2.26%	2.19%	2.28%
Effect of operational recoveries (losses)	0.00%	0.09%	-0.28%	0.00%	0.00%
Effect of the reversal of executive incentives	0.00%	0.00%	0.10%	0.00%	0.00%
Adjusted annualized noninterest expense as a percentage of average assets	2.45%	2.20%	2.08%	2.19%	2.28%

About CapStar Financial Holdings, Inc.

CapStar Financial Holdings, Inc. is a bank holding company headquartered in Nashville, Tennessee and operates primarily through its wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank. CapStar Bank is a commercial bank that seeks to establish and maintain comprehensive relationships with its clients by delivering customized and creative banking solutions and superior client service. As of March 31, 2023, on a consolidated basis, CapStar had total assets of $3.2 billion, total loans of $2.4 billion, total deposits of $2.8 billion, and shareholders’ equity of $353.9 million. Visit www.capstarbank.com for more information.

NON-GAAP MEASURES

Certain releases may include financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information may include certain operating performance measures, which exclude charges that are not considered part of recurring operations. Such measures may include: “Annualized pre-tax pre-provision return on assets”, “Annualized return on tangible common equity”, “Tangible book value per share of common stock,” “Tangible book value per share of common stock less after-tax unrealized losses”, “Tangible common equity to tangible assets”, “Tangible common equity to tangible assets less after-tax unrealized available for sale investment losses”, “Adjusted annualized noninterest expense as a percentage of average assets”, or other measures.

Management may include these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating CapStar’s underlying performance trends. Further, management uses these measures in managing and evaluating CapStar’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this presentation.

FORWARD-LOOKING STATEMENTS

This investor presentation contains forward-looking statements, as defined by federal securities laws, including statements about CapStar Financial Holdings, Inc. (“CapStar”) and its financial outlook and business environment. All statements, other than statements of historical fact, included in this release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements“ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1955. The words “expect“, “anticipate”, “intend”, “may”, “should”, “plan”, “believe”, “seek“, “estimate“ and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (I) deterioration in the financial condition of borrowers of the Company and its subsidiaries, resulting in significant increases in loan losses and provisions for those losses; (II) the ability to grow and retain low-cost, core deposits and retain large, uninsured deposits, including during times when the Company is seeking to lower rates it pays on deposits; (III) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on the Company’s results, including as a result of compression to net interest margin; (IV) fluctuations or differences in interest rates on loans or deposits from those that the Company is modeling or anticipating, including as a result of the Company’s inability to better match deposit rates with the changes in the short term rate environment, or that affect the yield curve; (V) difficulties and delays in integrating required businesses or fully realizing cost savings or other benefits from acquisitions; (VI) the Company‘s ability to profitably grow its business and successfully execute on its business plans; (VII) any matter that would cause the Company to conclude that there was impairment of any asset, including goodwill or other intangible assets; (VIII) the vulnerability of the Company’s network and online banking portals, and the systems of customers or parties with whom the Company contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (IX) the availability of and access to capital; and (X) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with the SEC. The Company disclaims any obligation to update or revise any forward-looking statements contained in this press release (we speak only as of the date hereof ), whether as a result of new information, future events, or otherwise.